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                                                                       EXHIBIT 5


                       [LETTERHEAD OF HUNTON & WILLIAMS]

                                 February 2, 1999

Board of Directors
The WMF Group, Ltd.
1593 Spring Hill Road, Suite 400
Vienna, Virginia  22182


    Re:  Registration Statement on Form S-3 Relating to WMF Rights Offering
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Gentlemen:

  We are acting as counsel for The WMF Group, Ltd. (the "Company") in connection with the registration under the Securities Act of 1933 of 2,829,511 of its Rights (the "Rights") and 2,829,511 shares of its Common Stock (the "Common Stock"). The Rights will be issued as described in the Company's Registration Statement on Form S-3 (File No. 333-70029, the "Registration Statement"), as amended, filed with the Securities and Exchange Commission (the "Commission") on February 2, 1999. The Common Stock may be issued, in whole or in part, by the Company in connection with the exercise of the Rights. In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

  In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

  Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

  2. The Rights have been duly authorized and are legally issued, fully paid and nonassessable.
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  3.  The Common Stock has been duly authorized and, when the shares have been issued upon exercise of the Rights as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us included therein.

                                         Very truly yours,

                                         /s/ Hunton & Williams